Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-41011) and Form S-8 (No. 33-44371, No. 33-51791, No. 33-60053, No. 333-22391, No. 333-31903, No. 333-64207 and No. 333-90785) of CIGNA Corporation of our report dated February 5, 2004, except for Note 16, as to which the date is February 24, 2005 relating to the financial statements and financial statement schedules, which appears on page 84 of this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2005